                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

 [ ] Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

 [X] Definitive Proxy Statement

 [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------

(5) Total fee paid:
-----------------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
-----------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
-----------------------------------------------------------------------------

(3) Filing Party:
-----------------------------------------------------------------------------

(4) Date Filed:
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

NORFOLK
SOUTHERN
LOGO

                                                         November 4, 1996

Dear Conrail Shareholder:

   As you know, on October 24, 1996, a wholly owned subsidiary of Norfolk Southern Corporation commenced a tender offer for all outstanding shares of Conrail Inc.'s common stock and Series A ESOP Convertible Junior Preferred Stock for $100 PER SHARE IN CASH. As you also know, CSX Corporation is seeking to acquire Conrail and, as the initial step of its proposed acquisition, has commenced a cash tender offer to purchase 19.9% of the outstanding shares for $92.50 per share. In connection with the proposed CSX acquisition, Conrail has scheduled a special meeting of shareholders to be held on Thursday, November 14, 1996, at 5:00 p.m., Eastern Standard Time, at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania. At the special meeting, Conrail's shareholders will vote on an amendment to Conrail's charter to "opt out" of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law (the "Conrail Amendment Proposal"). Conrail is also soliciting proxies to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Conrail Amendment Proposal (the "Adjournment Proposal"). As explained in more detail in the attached proxy statement, we strongly believe that the Conrail Amendment Proposal is NOT in the best interests of Conrail's shareholders and, accordingly, are soliciting proxies to vote AGAINST both the Conrail Amendment Proposal and the Adjournment Proposal.

   Subchapter E provides you with important protections: CSX cannot acquire 20% or more of Conrail's voting shares without providing you with the right to obtain "fair value" for your shares. "Fair value" cannot be lower than the highest price CSX pays for Conrail shares in a 90-day "look back" period. If the Conrail Amendment Proposal is approved and implemented, you will no longer have this right. Further, as explained in more detail in the attached proxy statement, if the Conrail Amendment Proposal is approved and implemented, CSX could gain control of Conrail and its shareholders would not have the opportunity to receive the superior value represented by Norfolk Southern's all cash offer.

   We urge you to consider the following before making up your mind:

   o Norfolk Southern's offer is for $100 PER SHARE and represents a PREMIUM of $14.97 (17.6%) over the blended per share value of CSX's 40% cash/60% stock proposal (based on the closing sale price of CSX's common stock on October 31, 1996). This means that under Norfolk Southern's offer, Conrail's shareholders will receive over $1 billion more than under CSX's proposal.

   o We are willing to purchase ALL Conrail shares for cash in the near term; 60% of CSX's consideration would consist of CSX shares in a back-end merger which could take a year or longer to complete and the value of which consideration would fluctuate with CSX's stock price and could diminish.

   o We have made our proposal with a view towards addressing all of Conrail's constituencies (including its customers, employees and the communities it serves). In fact, we are in the process of discussing the benefits of our proposal with Conrail's constituencies.

   To protect the value of your investment and an important right you currently enjoy under Subchapter E, we urge you to vote AGAINST both the Conrail Amendment Proposal and the Adjournment Proposal by completing and returning the enclosed GOLD proxy card today. You have the option to revoke your proxy at any time, or to vote your shares personally on request if you attend the special meeting. Even if you have already submitted a proxy card to Conrail's Board, you may revoke that proxy and vote against the Conrail Amendment Proposal by completing and returning the GOLD proxy card.

   We encourage you to read carefully the attached proxy statement before submitting a proxy. PROTECT YOUR INTERESTS AND VOTE THE GOLD PROXY CARD TODAY.

                                          Sincerely,

                                          /s/ David R. Goode

                                          David R. Goode
                                          Chairman, President and
                                          Chief Executive Officer

                        If you have any questions, please call our proxy solicitor:

                                  GEORGESON
                                & COMPANY INC.

                         CALL TOLL FREE: 800-223-2064

                     Banks and Brokers call: 212-440-9800

                       SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                                 CONRAIL INC.
                       TO BE HELD ON NOVEMBER 14, 1996
                              -------------------
                               PROXY STATEMENT
                                      OF
                         NORFOLK SOUTHERN CORPORATION
                              -------------------
                           SOLICITATION OF PROXIES
                IN OPPOSITION TO THE PROPOSED AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF CONRAIL INC.

   This Proxy Statement and the enclosed GOLD proxy card are furnished by Norfolk Southern Corporation, a Virginia corporation ("Norfolk Southern"), in connection with its solicitation of proxies to be used at a special meeting of shareholders of Conrail Inc., a Pennsylvania corporation ("Conrail" or the "Company"), and at any adjournments, postponements or reschedulings thereof (the "Special Meeting"). Pursuant to this Proxy Statement, Norfolk Southern is soliciting proxies from holders of shares (the "Shareholders") of the common stock of Conrail, par value $1.00 per share (the "Common Shares"), and the Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), to vote AGAINST (i) Conrail's proposal (the "Amendment Proposal") to amend the Articles of Incorporation of Conrail to opt out of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Fair Value Statute") and (ii) Conrail's proposal to adjourn (the "Adjournment Proposal") the Special Meeting, if necessary, to permit Conrail to further solicit proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Amendment Proposal. According to Conrail's Notice of Special Meeting dated October 31, 1996 (the "Notice of Special Meeting") and the preliminary Conrail Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on October 16, 1996 (the "Conrail Proxy Statement"), Conrail has fixed November 14, 1996 as the date of the Special Meeting and October 25, 1996 as the record date for determining those Shareholders who will be entitled to vote at the Special Meeting (the "Record Date"). This Proxy Statement and the enclosed proxy are first being sent or given to Shareholders on or about November 4, 1996. The principal executive offices of Conrail are located at 2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania, 19101-1417.

   On October 24, 1996, Atlantic Acquisition Corporation ("AAC"), a wholly-owned subsidiary of Norfolk Southern, commenced a tender offer (the "Norfolk Southern Cash Offer") for all outstanding Common Shares and ESOP Preferred Shares, including, in each case, the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of July 19, 1989, as amended, between Conrail and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), at a price of $100 per Share, net to the seller in cash, without interest thereon. The terms and conditions of the Norfolk Southern Cash Offer are set forth in an Offer to Purchase (the "Norfolk Southern Offer to Purchase") which has been included as an exhibit to a Schedule 14D-1 filed by Norfolk Southern with the SEC on October 24, 1996. The Norfolk Southern Cash Offer of $100 per Share represents a premium of $11.49 (13%) over the blended per Share value of CSX's 40% cash and 60% stock proposal, based upon the closing sale price per share of CSX's common stock as reported on the New York Stock Exchange Inc. Composite Tape (the "Composite Tape") on October 22, 1996, the last trading day prior to the public announcement of the Norfolk Southern Cash Offer, and a premium of $14.97 (17.6%) over the blended value of CSX's proposal based on the closing sale price per share of CSX's common stock on October 31, 1996. Shareholders are referred to the Norfolk Southern Offer to Purchase for a more detailed description of the terms and conditions of the Norfolk Southern Cash Offer.

   The purpose of the Norfolk Southern Cash Offer is to acquire control of, and ultimately the entire equity interest in, the Company. Norfolk Southern is seeking to negotiate with the Company a definitive merger agreement pursuant to which the Company would, as soon as practicable following consummation of the Norfolk Southern Cash Offer, consummate a merger or similar business combination with Norfolk Southern or a direct or indirect subsidiary of Norfolk Southern (the "Proposed Norfolk Southern/Conrail Merger"). In the Proposed Norfolk Southern/Conrail Merger, each Common Share and ESOP Preferred Share then outstanding (other than Shares held by the Company or any subsidiary of the Company, or Shares owned by Norfolk Southern, AAC or any direct or indirect subsidiary of Norfolk Southern) would be converted into the right to receive an amount in cash equal to the price per Share paid pursuant to the Norfolk Southern Cash Offer.

   According to the Conrail Proxy Statement, on October 14, 1996, Conrail entered into an Agreement and Plan of Merger (the "CSX/Conrail Merger Agreement") by and among Conrail, CSX Corporation, a Virginia corporation ("CSX") and Green Acquisition Corp., a Pennsylvania corporation and wholly-owned subsidiary of CSX (the "CSX Acquisition Sub"), providing for the merger of Conrail with and into CSX Acquisition Sub (the "CSX/Conrail Proposed Merger"). According to the Conrail Proxy Statement, the CSX/Conrail Merger Agreement provides that a maximum of 40% of the Shares, on a fully diluted basis, would be acquired by CSX for cash at $92.50 per Share, and the remaining 60% of the Shares would be acquired by CSX for stock at an exchange ratio of 1.85619 CSX shares for each Share (the "CSX Exchange Ratio").

   Pursuant to the CSX/Conrail Merger Agreement, CSX commenced a tender offer (the "CSX Tender Offer" and, together with the CSX/Conrail Proposed Merger and related transactions, the "CSX Acquisition Proposal") on October 16, 1996, to purchase 19.9% of the outstanding Shares. The terms and conditions of the CSX Tender Offer are set forth in an Offer to Purchase (the "CSX Offer to Purchase") which has been filed with the SEC. In the CSX Offer to Purchase, CSX states that certain provisions of Pennsylvania law "effectively preclude" CSX from purchasing 20% or more of the Shares in the CSX Tender Offer.

   As described in more detail in this Proxy Statement, Norfolk Southern does not believe that the Amendment Proposal is in the Shareholders' best interests. IF APPROVED AND IMPLEMENTED, THE AMENDMENT PROPOSAL COULD RESULT IN CSX GAINING CONTROL OF CONRAIL AND COULD PREVENT SHAREHOLDERS FROM RECEIVING THE SUPERIOR VALUE REPRESENTED BY THE NORFOLK SOUTHERN CASH OFFER.

   Norfolk Southern stands ready to enter into immediate negotiations with Conrail concerning a superior alternative to the CSX/Conrail Proposed Merger. The Norfolk Southern Cash Offer also constitutes an invitation to the Board of Directors of Conrail to enter into merger negotiations with Norfolk Southern.

                                  IMPORTANT

  REJECTION OF THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL WILL BE AN IMPORTANT STEP IN SECURING THE SUCCESS OF THE NORFOLK SOUTHERN CASH OFFER. HOWEVER, YOU MUST TENDER YOUR SHARES PURSUANT TO THE NORFOLK SOUTHERN CASH OFFER IF YOU WISH TO PARTICIPATE IN THE NORFOLK SOUTHERN CASH OFFER. YOUR VOTE AGAINST THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE NORFOLK SOUTHERN CASH OFFER, AND YOUR FAILURE TO VOTE AGAINST THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE NORFOLK SOUTHERN CASH OFFER.

  REJECTION OF THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL WILL ALSO SEND AN IMPORTANT MESSAGE TO YOUR BOARD THAT YOU WANT IT TO NEGOTIATE WITH NORFOLK SOUTHERN IN AN EFFORT TO MAXIMIZE THE VALUE OF YOUR SHARES.

  EVEN IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF CONRAIL, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF YOUR PROXY IS MAILED IN THE UNITED STATES.

  PLEASE SIGN, DATE AND MAIL THE GOLD PROXY TODAY.

  YOUR VOTE IS IMPORTANT NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

   THIS PROXY STATEMENT IS NOT AN OFFER TO BUY ANY SHARES. SUCH AN OFFER IS MADE ONLY THROUGH THE NORFOLK SOUTHERN OFFER TO PURCHASE.

                           REASONS TO VOTE AGAINST
                            THE AMENDMENT PROPOSAL

   The Conrail Board of Directors has scheduled the Special Meeting and intends to solicit votes to approve the Amendment Proposal and the Adjournment Proposal. Norfolk Southern believes that there is no reason for Shareholders to opt out of the Fair Value Statute which protects their ability as Shareholders to receive the best value for their Shares. Norfolk Southern believes that Shareholders can best protect their interests and maximize the value of their investment by voting AGAINST the Amendment Proposal and the Adjournment Proposal.

   Set forth below are several reasons to vote AGAINST the Amendment
Proposal.

THE NORFOLK SOUTHERN CASH OFFER REPRESENTS A SUPERIOR VALUE FOR SHAREHOLDERS.

   Norfolk Southern believes that the consummation of the Norfolk Southern Cash Offer would be more beneficial to Shareholders and to the Company than if the Company is acquired by CSX. Advantages of the Norfolk Southern Cash Offer, as compared to the CSX Tender Offer, include:

   o Superior Price. The price per Share offered to Shareholders in the Norfolk Southern Cash Offer ($100) is higher than the price per Share being offered in the CSX Tender Offer ($92.50). In fact, the Norfolk Southern Cash Offer of $100 per Share represents a premium of $11.49 (13%) over the blended per Share value of CSX's 40% cash and 60% stock proposal, based upon the closing sale price per share of CSX's common stock as reported on the Composite Tape on October 22, 1996, the last trading day prior to the public announcement of the Norfolk Southern Cash Offer, and a premium of $14.97 (17.6%) over the blended value of CSX's proposal based on the closing sale price per share of CSX's common stock on October 31, 1996.

   o More in the Near Term. Under the CSX Acquisition Proposal, a maximum of 40% of the outstanding Shares would be exchanged for cash in the near term and the remaining 60% of the Shares would not be exchanged or converted until the back-end CSX/Conrail Proposed Merger is consummated, which could take a year or longer. Under the Norfolk Southern Cash Offer, up to 100% of the Shares could be tendered and exchanged for cash upon the closing of the Norfolk Southern Cash Offer.

   o Greater Amount of Cash. The Norfolk Southern Cash Offer pays cash for 100% of the outstanding Shares. Under the CSX Acquisition Proposal, only 40% of the outstanding Shares could be exchanged for cash in the CSX Tender Offer and CSX/Conrail Proposed Merger. The remaining 60% would be exchanged for CSX shares only upon the completion of the second step of the CSX/Conrail Proposed Merger.

   o Greater Certainty of Payment. Norfolk Southern is prepared to establish a voting trust under which it would acquire for cash 100% of the Shares pursuant to the Norfolk Southern Cash Offer and the Proposed Norfolk Southern/Conrail Merger without waiting for approval by the Surface Transportation Board (the "STB") of Norfolk Southern's acquisition of control, which could take a year or longer. In contrast, CSX is only prepared to acquire for cash 40% of the Shares pursuant to the CSX Tender Offer without the approval of the STB and has conditioned its obligation to exchange CSX shares for the remaining 60% of the Shares upon receipt of such approval.

   o Continued Equity Risk. More than half (60%) of the consideration offered under the CSX Acquisition Proposal consists of stock. The value you would receive for your Shares in the back-end CSX/Conrail Proposed Merger would fluctuate with the value of the CSX shares. Completing the back-end CSX/Conrail Proposed Merger could take a year or longer. Accordingly, the value of the consideration you would receive under the CSX Acquisition Proposal would be subject to market fluctuations and could diminish. Further, because the CSX Exchange Ratio lacks a collar or other value protective device, there is no limit to how far the value of the stock component of the consideration could decrease.

YOU HAVE NOTHING TO GAIN FROM APPROVING THE AMENDMENT PROPOSAL.

   o The Fair Value Statute Protects Shareholders. We believe that Conrail deliberately has not opted out of the Fair Value Statute previously because of the protection it provides to Shareholders. If you opt out of the Fair Value Statute now, you will give up an important layer of Shareholder protection. You would give up a valuable choice. As described in more detail below, the Fair Value Statute provides that upon a person acquiring 20% or more of the voting shares of a registered Pennsylvania corporation such as Conrail, a shareholder may make a written demand on the acquiring person for the payment of cash in an amount equal to the "fair value" of each voting share as of the date on which the control transaction occurs. The Fair Value Statute provides for a judicial appraisal procedure and, as further described below, defines "fair value" to be not less than the highest price per share paid by the acquiror during the 90-day period ending on and including the date on which the acquiror acquired 20% of the voting shares plus any possible control premium. The practical effect is that the Fair Value Statute places a floor upon the consideration that Shareholders can receive in a control transaction or in an acquisition of the Company by an acquiring person. Norfolk Southern believes that it would be unwise for Shareholders to opt out of a protective statute that could result in Shareholders receiving a higher price for their Shares.

A VOTE AGAINST THE AMENDMENT PROPOSAL WILL HELP PRESERVE YOUR OPTIONS AND YOUR ABILITY TO MAXIMIZE THE VALUE OF YOUR SHARES.

   o By voting against the Amendment Proposal, Shareholders can preserve their flexibility to pursue alternatives to maximize the value of their Shares. In particular, a vote against the Amendment Proposal would help preserve the existence of the Norfolk Southern Cash Offer. The Conrail Proxy Statement states that the purpose of the Amendment Proposal is to permit Conrail to opt out of these provisions of Pennsylvania law so that CSX can purchase a maximum of 40% of the fully diluted Shares for $92.50. Further, because Conrail has granted CSX a lockup option to purchase 15,955,477 Common Shares under certain circumstances, including if CSX purchases the Shares under the CSX Tender Offer, CSX would be in a position to bring its interest in Conrail to a majority voting interest. Consequently, CSX could itself cause the CSX/Conrail Proposed Merger to be approved without the vote of any other Shareholder, thereby acquiring Conrail by purchasing from Shareholders only 40% of the Shares for cash. The Norfolk Southern Cash Offer provides cash for up to 100% of the Shares.

YOU CAN TAKE TWO IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE FOR YOUR
SHARES:

   o Return your GOLD proxy card and vote AGAINST both the Amendment Proposal and the Adjournment Proposal; and

   o      Make your views known to Conrail's Board of Directors.

By taking these steps, you will preserve the Shareholder protections which you currently enjoy and will send a clear message to Conrail's Board of Directors that it should take actions to maximize the value of your investment by removing any obstacles to the Norfolk Southern Cash Offer.

                            THE AMENDMENT PROPOSAL

   According to the Conrail Proxy Statement, at the Special Meeting, Shareholders will be asked to vote on the following proposal:

     An amendment (the "Amendment") of the Articles of Incorporation of Conrail is hereby approved and adopted, by which, upon the effectiveness of such amendment, Article Ten thereof will be amended and restated in its entirety as follows: "Subchapter E, Subchapter G and Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation"; and further, that the Board of Directors of Conrail, in its discretion, shall be authorized to direct certain executive officers of Conrail to file or not file the Articles of Amendment of Conrail's Articles of Incorporation reflecting such Amendment or to terminate the Articles of Amendment prior to their effective date, if the Board determines such action to be in the best interests of Conrail.

   Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that any holder of voting shares of a Pennsylvania registered corporation that becomes the subject of a "control transaction" (as described below) is entitled to receive cash for each of such person's voting shares in an amount equal to the "fair value" of each voting share as of the date on which such control transaction occurred. The Fair Value Statute defines "fair value" to be not less than the highest price per share paid by the acquiror in a control transaction at any time during the 90-day period ending on and including the date of the control transaction, plus, to the extent not reflected in such price paid, an increment representing any value, including, without limitation, any proportion of any value payable for control of such corporation. A "control transaction" is defined as the acquisition by a person (or group of persons acting in concert) of voting power over voting shares of a registered corporation which would entitle the holders of such shares to cast 20% or more of the votes that all shareholders would be entitled to cast in an election of directors of such corporation.

   The Fair Value Statute provides for a judicial appraisal process when requested by a shareholder in situations where the shareholder and the controlling person or group are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares. Following a control transaction, the Fair Value Statute provides that shareholders are entitled to demand that they be paid the fair value of their shares.

   According to the Notice of Special Meeting, Conrail will also be soliciting proxies to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies by Conrail in the event that there are not sufficient votes at the time of the Special Meeting to approve the Amendment Proposal. Norfolk Southern recommends a vote AGAINST the foregoing Adjournment Proposal.

                   SUMMARY OF THE CSX ACQUISITION PROPOSAL

   The following description of the CSX Acquisition Proposal is based upon the Conrail Proxy Statement and is qualified in its entirety by reference to the full text thereof.

   The CSX/Conrail Merger Agreement provides for the merger of Conrail with and into CSX Acquisition Sub. Under the terms of the CSX/Conrail Merger Agreement, a maximum of 40% of the Shares would be acquired for cash at $92.50 per Share, and the remaining 60% of the Shares would be acquired for CSX stock at the CSX Exchange Ratio. As part of the CSX Acquisition Proposal, CSX has commenced the CSX Tender Offer at $92.50 per Share for an aggregate of approximately 19.9% of the outstanding Shares. Conrail states in the Conrail Proxy Statement that the CSX Tender Offer is for 19.9% of the Shares, rather than 40%, because certain provisions of Pennsylvania law effectively preclude CSX from purchasing 20% or more of the Shares in the CSX Tender Offer or in any other manner (except in the CSX/Conrail Proposed Merger). The Conrail Proxy Statement further states that the purpose of the Amendment Proposal is to permit Conrail to opt out of such provisions of Pennsylvania law so that CSX can purchase a maximum of 40% of the fully diluted Shares for $92.50 per Share in cash. As described in the CSX Tender Offer, if CSX acquires 40% of the Shares, such Shares will be required to be voted for the CSX/Conrail Proposed Merger and, therefore, the approval of the CSX/Conrail Proposed Merger by the Shareholders will be virtually certain. In addition, Conrail and CSX have entered into an option agreement (the "CSX Lockup Option Agreement") pursuant to which Conrail has granted to CSX an option (the "CSX Lockup Option") to purchase 15,955,477 Common Shares, exercisable under certain circumstances, including its purchase of Shares under the CSX Tender Offer. If CSX acquires 40% of the Shares and the CSX Lockup Option is exercised, the approval of the CSX/Conrail Proposed Merger by the Shareholders would be certain. Therefore, if the Amendment Proposal is adopted, CSX would be in a position to acquire up to 40% of the fully diluted Shares, and to exercise the CSX Lockup Option that would bring its interest up to a majority interest, and CSX could itself cause the CSX/Conrail Proposed Merger to be approved without the vote of any other Shareholders.

   The obligations of CSX and Conrail to effect the CSX/Conrail Proposed Merger are subject to various conditions, including the approval of the Shareholders of the CSX/Conrail Proposed Merger, the approval of the shareholders of CSX with respect to, among other things, the issuance of shares of CSX common stock in the CSX/Conrail Proposed Merger, and the STB having issued a final decision approving, exempting or otherwise authorizing consummation of the CSX/Conrail Proposed Merger and all other material transactions contemplated by the CSX/Conrail Merger Agreement as may require such authorizations and which, among other things, do not impose on CSX, Conrail or any of their respective subsidiaries terms or conditions that materially and adversely affect the long-term benefits expected to be received by CSX from the transactions contemplated by the CSX/Conrail Merger Agreement.

                              CERTAIN LITIGATION

   On October 23, 1996, Norfolk Southern, AAC and Kathryn B. McQuade (the "Plaintiffs") filed a Complaint for Declaratory and Injunctive Relief against Conrail, its directors and CSX (the "Defendants") in the United States District Court for the Eastern District of Pennsylvania. The Complaint alleges, among other things, that the Defendants have breached their fiduciary duties with respect to the Amendment Proposal; that the Defendants have breached their fiduciary duties with respect to the Rights Agreement; that the Defendants have breached their fiduciary duties with respect to the Pennsylvania Business Combination Statute; that the Defendants have breached their fiduciary duties with respect to certain lock-up provisions contained in the CSX/Conrail Merger Agreement; that the "Continuing Director" requirement of the Rights Agreement is void under Pennsylvania law and under Conrail's Articles of Incorporation and By-laws and constitutes a breach of the director Defendants' duty of loyalty; that the Defendants have violated Sections 14 (a), (d) and (e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and that Conrail and its directors are estopped from effectuating a sale of Conrail without giving Norfolk Southern an adequate opportunity to present its competing tender offer.

   The Plaintiffs seek declaratory relief and an order preliminarily and permanently enjoining the Defendants, their directors, officers, partners, employees, agents, subsidiaries and affiliates, and all other persons acting in concert with or on behalf of the Defendants directly or indirectly, from: (a) commencing or continuing a tender offer for the Shares or other Conrail securities; (b) seeking Shareholder approval of the Amendment Proposal, or, in the event it has been approved by the Shareholders, from taking any steps to make the Amendment Proposal effective;
(c) taking any action to redeem rights issued pursuant to the Rights Agreement or render the Rights Agreement inapplicable as to any offer by CSX without, at the same time, taking such action as to the Norfolk Southern Cash Offer; (d) taking any action to enforce the "Continuing Director" requirement of the Rights Agreement; (e) taking any action to enforce the termination fee granted to CSX by Conrail under the CSX/Conrail Merger Agreement or the CSX Lockup Option Agreement; (f) failing to take such action as is necessary to exempt Norfolk Southern's proposed acquisition of Conrail from the provisions of the Pennsylvania Business Combination Statute; and (g) holding the Special Meeting until all necessary corrective disclosures have been made and adequately disseminated to the Shareholders. In addition, the Plaintiffs seek compensatory damages, the costs and disbursements of the action and such other and further relief as the court deems just and proper.

   The Plaintiffs also moved on October 23, 1996, for an order granting expedited discovery and scheduling concerning their request for preliminary injunctive relief. On October 24, 1996, the District Court set a hearing date for November 12, 1996 to hear arguments concerning the Plaintiffs' request for a preliminary injunction.

   On October 28, 1996, Defendants filed a motion to dismiss the litigation alleging that the Plaintiffs failed to state a claim in the Complaint for which relief can be granted based upon, among other things, Defendants' allegations that shareholders are not permitted to sue directors directly for breach of fiduciary duty under Pennsylvania law; and that, as a result of Norfolk Southern's breach of its confidentiality agreement with the Company, the Plaintiffs' claims for equitable relief are barred.

   On October 30, 1996, the Plaintiffs amended the Complaint. In addition to the allegations cited in the original Complaint, the amended Complaint alleges, among other things, that the provisions in the CSX/Conrail Merger Agreement which prohibit the Company Board from redeeming, amending or otherwise taking further action with respect to the Rights Agreement, are ultra vires under Pennsylvania law and constitute a breach of the Company directors' fiduciary duties of loyalty and care; that the tender offer materials disseminated by the Company and CSX misrepresent key terms of the Rights Agreement necessary to an understanding of the effects of the Rights Agreement; that the provision of the CSX/Conrail Merger Agreement which prohibits the Company Board from withdrawing its recommendation that the Company's shareholders accept and approve the CSX Acquisition Proposal and from terminating the CSX/Conrail Merger Agreement for a period of 180 days from execution of the CSX/Conrail Merger Agreement is ultra vires under Pennsylvania law and constitutes a breach of the Company directors' fiduciary duties of loyalty and care; and that CSX has knowingly participated in the illegal conduct of the Company and its directors.

   In the amended Complaint, in addition to the relief sought pursuant to the original Complaint, the Plaintiffs seek declaratory relief and an order preliminarily and permanently enjoining the Defendants, their directors, officers, partners, employees, agents, subsidiaries and affiliates, and all other persons acting in concert with or on behalf of the Defendants directly or indirectly from: (a) taking any action to enforce the provisions in the CSX/Conrail Merger Agreement regarding the Rights Agreement described in the immediately preceding paragraph; (b) failing to take such action as is necessary to postpone the occurrence of a distribution date under the Rights Agreement; and (c) taking any action to enforce the provisions of the CSX/Conrail Merger Agreement regarding the 180-day lock-out restrictions described in the immediately preceding paragraph.

   On November 1, 1996, Plaintiffs filed a motion for a temporary restraining order seeking to require the Defendants to take action to prevent the Distribution Date (as defined in the Rights Agreement) from occurring on November 7 under the Rights Agreement.

                              VOTING INFORMATION

   According to the Notice of Special Meeting, the Special Meeting is scheduled to be held at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, on Thursday, November 14, 1996, at 5:00 p.m., Eastern Standard Time.

   According to the Conrail Proxy Statement, approval of the Amendment Proposal requires the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares and ESOP Preferred Shares, considered as a single class, is necessary to constitute a quorum at the Special Meeting. The holders of Common Shares vote together as a class with the holders of the ESOP Preferred Shares. All outstanding Shares as of the close of business on the Record Date will be entitled to vote at the Special Meeting. Each Share entitles the holder thereof to one vote on all matters that may properly come before the Special Meeting. Broker non-votes and abstentions will not be counted as votes "cast" at the Special Meeting. Proxies for Shares that have been allocated to individual shareholder-participants pursuant to the Consolidated Rail Corporation Matched Savings Plan (the "ESOP") will be voted in accordance with that shareholder-participant's directions. All ESOP Preferred Shares that have not been allocated to an individual shareholder-participant, and all ESOP Preferred Shares that have been so allocated but as to which no voting instructions have been received by Fidelity Management Trust Company, as trustee (the "Trustee") of the ESOP Preferred Shares, shall, in accordance with the Trust Agreement between Consolidated Rail Corporation and the Trustee, be voted in the same manner and proportion as are the ESOP Preferred Shares for which valid instructions are received. In addition, shares held under Conrail's Employee Benefits Trust will be voted by the trustee thereof in the same manner and proportion as are the ESOP Preferred Shares for which valid instructions are received.

   According to the CSX/Conrail Merger Agreement, as of October 10, 1996, there were issued and outstanding 80,178,281 Common Shares and 9,571,086 ESOP Preferred Shares. Also according to the CSX/Conrail Merger Agreement, 15,955,477 Common Shares have been reserved for issuance pursuant to the CSX Lockup Option Agreement.

   The accompanying GOLD proxy will be voted in accordance with the shareholder's instructions on such GOLD proxy. Shareholders may vote against the Amendment Proposal and the Adjournment Proposal by marking the proper boxes on the GOLD proxy. If no instructions are given, the GOLD proxy will be voted AGAINST the Amendment Proposal and the Adjournment Proposal.

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE AGAINST BOTH THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL ON THE ENCLOSED GOLD PROXY AND IMMEDIATELY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY DO THIS EVEN IF YOU HAVE ALREADY SENT IN A DIFFERENT PROXY SOLICITED BY CONRAIL'S BOARD OF DIRECTORS. IT IS YOUR LATEST DATED PROXY THAT COUNTS. EXECUTION AND DELIVERY OF A PROXY BY A RECORD HOLDER OF SHARES WILL BE PRESUMED TO BE A PROXY WITH RESPECT TO ALL SHARES HELD BY SUCH RECORD HOLDER UNLESS THE PROXY SPECIFIES OTHERWISE.

   YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, BY SUBMITTING A DULY EXECUTED LATER DATED PROXY OR BY SUBMITTING A WRITTEN NOTICE OF REVOCATION. UNLESS REVOKED IN THE MANNER SET FORTH ABOVE, DULY EXECUTED PROXIES IN THE FORM ENCLOSED WILL BE VOTED AT THE SPECIAL MEETING ON THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SUCH INSTRUCTIONS, SUCH PROXIES WILL BE VOTED AGAINST BOTH THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL.

NORFOLK SOUTHERN STRONGLY RECOMMENDS A VOTE AGAINST BOTH THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL.

   YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE GOLD PROXY TODAY.

   IF YOU HAVE ALREADY SENT A PROXY TO THE BOARD OF DIRECTORS OF CONRAIL, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST BOTH THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY.

   If you have any questions about the voting of Shares, please call:

                                  GEORGESON
                                & COMPANY INC.

                         CALL TOLL FREE: 800-223-2064

                     Banks and Brokers call: 212-440-9800

                           SOLICITATION OF PROXIES

   Proxies will be solicited by mail, telephone, telefax, the world wide web and in person. Norfolk Southern has retained Georgeson & Company Inc. ("Georgeson") for solicitation and advisory services in connection with solicitations relating to the Special Meeting, for which Georgeson is to receive a fee up to $350,000 in connection with the solicitation of proxies for the Special Meeting. Norfolk Southern has also agreed to reimburse Georgeson for out-of-pocket expenses and to indemnify Georgeson against certain liabilities and expenses, including reasonable legal fees and related charges. Georgeson will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders. Directors, officers and certain employees of Norfolk Southern may assist in the solicitation of proxies without any additional remuneration. The entire expense of soliciting proxies for the Special Meeting by or on behalf of Norfolk Southern is being borne by Norfolk Southern.

   The following Directors and Officers of Norfolk Southern may solicit proxies: David R. Goode, D. Henry Watts, Gerald L. Baliles, Carroll A. Campbell, Jr., Gene R. Carter, L.E. Coleman, T. Marshall Hahn, Jr., Landon Hilliard, E.B. Leisenring, Jr., Arnold B. McKinnon, Robert E. McNair, Jane Margaret O'Brien, Harold W. Pote, James C. Bishop, Jr., R. Alan Brogan, L. I. Prillaman, Stephen C. Tobias, Henry C. Wolf, William B. Bales, Paul N. Austin, John F. Corcoran, David A. Cox, Thomas L. Finkbiner, John W. Fox, Jr., Thomas J. Golian, James L. Granum, James A. Hixon, Jon L. Manetta, Harold C. Mauney, Jr., Donald W. Mayberry, James W. McClellan, Kathryn B. McQuade, Charles W. Moorman, Phillip R. Ogden, Magda A. Ratajski, John P. Rathbone, William J. Romig, Donald W. Seale, Robert S. Spenski, William C. Wooldridge and Dezora M. Martin. None of the foregoing participants beneficially owns more than 1% of the outstanding Shares. The foregoing participants in the aggregate beneficially own less than 1% of the outstanding Shares. Norfolk Southern is the beneficial holder of 100 Common Shares purchased by a subsidiary of Norfolk Southern on October 18, 1996 for $86.00 per Common Share.

   J.P. Morgan Securities Inc. ("J.P. Morgan") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") (together, the "Dealer Managers") are acting in such capacity in connection with the Norfolk Southern Cash Offer and are acting as financial advisors to Norfolk Southern in connection with its effort to acquire the Company. Norfolk Southern has agreed to pay each of the Dealer Managers an advisory fee of $2,500,000 upon the making of the Norfolk Southern Cash Offer. Upon the earliest to occur of
(i) the successful closing of any tender offer by Norfolk Southern for securities of the Company (defined as the acceptance for payment by Norfolk Southern of a majority of the Company's outstanding capital stock), (ii) the execution of a definitive agreement providing for (a) any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of Norfolk Southern or one or more persons formed by or affiliated with Norfolk Southern, including, without limitation, any joint venture (a "Business Combination"), (b) the acquisition by Norfolk Southern by way of a tender or exchange offer, negotiated purchase or other means of a majority of the then outstanding capital stock of the Company, or (c) the acquisition by Norfolk Southern of all or a substantial portion of the assets, revenues or income of the Company (an "Asset Acquisition"), and (iii) the acquisition by Norfolk Southern of control of the Company through a proxy contest, Norfolk Southern has agreed to pay each of the Dealer Managers an additional advisory fee of $2,500,000. In addition, Norfolk Southern has agreed to pay each of the Dealer Managers a success fee of .125% of the aggregate transaction value (less any amount of any previously paid advisory fees) upon the consummation of a Business Combination or Asset Acquisition. The Dealer Managers and/or their affiliates, in their capacity as arrangers and/or lenders of financing for the Norfolk Southern Cash Offer, will also be receiving fees from Norfolk Southern.

   Norfolk Southern has also agreed to reimburse the Dealer Managers (in their capacities as Dealer Managers and financial advisors) for their reasonable out-of-pocket expenses, including the reasonable fees and expenses of their legal counsel, incurred in connection with their engagement, and to indemnify such firms and certain related persons against certain liabilities and expenses in connection with their engagement, including certain liabilities under the federal securities laws. In connection with the engagement of the Dealer Managers as financial advisors, Norfolk Southern anticipates that certain employees of the Dealer Managers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Conrail for the purpose of soliciting proxies for the Special Meeting. The Dealer Managers will not receive any fee for or in connection with such solicitation activities apart from the fees which they are otherwise entitled to receive as described above. The Dealer Managers have rendered various investment banking and other advisory services to Norfolk Southern and its affiliates in the past and are expected to continue to render such services, for which they have received and will continue to receive customary compensation from Norfolk Southern and its affiliates.

   The following employees of J.P. Morgan may solicit proxies: Roberto G. Mendoza, Robert Sroka, James Hamilton, Shane Wallace and Henry Gosebruch. The following employees of Merrill Lynch may solicit proxies: Jack Levy, Richard Johnson, Michael DeFelice, Jack MacDonald and Scott Rostan. None of the foregoing persons owns any securities of Conrail.

                  CERTAIN INFORMATION ABOUT NORFOLK SOUTHERN

   Norfolk Southern is a Virginia-based holding company that owns all the common stock of and controls a major freight railroad, Norfolk Southern Railway Company; a motor carrier, North American Van Lines, Inc. ("North American"); and a natural resources company, Pocahontas Land Corporation ("Pocahontas Land"). The railroad system's lines extend over more than 14,400 miles of road in 20 states, primarily in the Southeast and Midwest, and the Province of Ontario, Canada. North American provides household moving and specialized freight handling services in the United States and Canada, and offers certain motor carrier services world-wide. Pocahontas Land manages approximately 900,000 acres of coal, natural gas and timber resources in Alabama, Illinois, Kentucky, Tennessee, Virginia and West Virginia.

   The principal executive offices of Norfolk Southern are located at Three Commercial Place, Norfolk, Virginia, 23510-2191.

                              OTHER INFORMATION

   The information concerning Conrail and the CSX Acquisition Proposal contained herein has been taken from, or based upon, publicly available documents on file with the SEC and other publicly available information. Norfolk Southern does not take any responsibility for the accuracy or completeness of such information or for any failure by Conrail to disclose events that may have occurred and may affect the significance or accuracy of any such information.

   The information contained in this Proxy Statement concerning the Norfolk Southern Cash Offer is taken from, and qualified in its entirety by reference to, the full text of the Norfolk Southern Offer to Purchase.

   Norfolk Southern is not aware of any other matter to be considered at the Special Meeting. However, if any other matter properly comes before the Special Meeting, Norfolk Southern will vote all proxies held by it as Norfolk Southern, in its sole discretion, may determine.

   According to the Conrail Proxy Statement, Shareholder proposals may, under the rules of the SEC, be submitted for inclusion in the Conrail Proxy Statement and form of proxy for the Annual Meeting of Shareholders currently scheduled for May 21, 1997, but must be received by Conrail not later than December 3, 1996.

                                    * * *

                                                  NORFOLK SOUTHERN CORPORATION

Dated: November 4, 1996

                                  SCHEDULE I

                        SECURITY OWNERSHIP OF CERTAIN
               BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. According to Conrail's Proxy Statement For Annual Meeting of Shareholders, dated April 3, 1996 (the "Conrail Annual Proxy Statement"), the only persons (or "group" as that term is used in Section 13(d)(3) of the Exchange Act), who, as of March 1, 1996, owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table:


        TITLE OF              NAME AND ADDRESS OF            ACCOUNT AND NATURE OF            PERCENT
         CLASS                 BENEFICIAL OWNER               BENEFICIAL OWNERSHIP            OF CLASS
-------------------------  -------------------------  ------------------------------------  ------------
Common Shares              FMR Corp.                   6,493,904 (of which: sole voting       7.9%
                           82 Devonshire St.           power--29,338; shared voting
                           Boston, MA 02109            power--0; sole dispositive
                                                       power--6,493,904; shared
                                                       dispositive power--100)(1)

Common Shares              The Capital Group           5,570,710 (of which: sole voting       6.8%
                           Companies, Inc.             power--1,174,010; shared voting
                           333 S. Hope Street          power--0; sole dispositive power
                           Los Angeles, CA 90071       -5,570,710; shared dispositive
                                                       power--0) (2)

Common Shares              Mellon Bank, N.A.           4,645,430 shares, not                  5.7%
                           One Mellon Bank             individually, but solely in its
                           Center                      capacity as trustee of the
                           Suite 3346                  Conrail Employee Benefits
                           Pittsburgh, PA              Trust (3)
                           15258-0001

ESOP Preferred Shares      Fidelity Management         7,767,015 shares, not                 79.6%
                           Trust Company               individually, but solely in its
                           82 Devonshire St.           capacity as Trustee of the
                           Boston, MA 02109            ESOP(4)


------------

   (1) According to the Conrail Annual Proxy Statement, this is based on
       Schedule 13G filed by FMR Corp. with the SEC on February 14, 1996. These Common Shares represented 7.1% of Conrail's total voting securities (Common Shares and ESOP Preferred Shares voting as one class) as of March 1, 1996.

   (2) According to the Conrail Annual Proxy Statement, this is based on
       Schedule 13G filed by The Capital Group Companies, Inc. with the SEC on February 9, 1996. These Common Shares represent 6.1% of Conrail's total voting securities as of March 1, 1996.

   (3) These Common Shares represented 5.1% of Conrail's total voting securities as of March 1, 1996.

   (4) ESOP Preferred Shares are convertible into Common Shares at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of ESOP Preferred Shares is deemed to be ownership of an equal number of Common Shares. These 7,767,015 ESOP Preferred Shares represented 8.5% of Conrail's total voting securities as of March 1, 1996.

   OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES. The following table, derived from the Conrail Annual Proxy Statement, sets forth the beneficial ownership, as of March 1, 1996, of Common Shares and ESOP Preferred Shares of each director, each of the executive officers named in the Summary Compensation Table on the Conrail Annual Proxy Statement and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such Common Shares and sole voting power with respect to such ESOP Preferred Shares.

The ESOP Trustee holds sole investment power with respect to all ESOP Preferred Shares. As of March 1, 1996, all Conrail directors and officers as a group owned less than one percent (1%) of the aggregate outstanding Shares.

                     NAME OF                            AMOUNT        PERCENT OF
               INDIVIDUAL OR GROUP                BENEFICIALLY OWNED    CLASS
------------------------------------------------  ------------------  ----------
James A. Hagen
 Chairman of the Board of Directors .............        63,753(1)         *
H. Furlong Baldwin
 Director .......................................         2,000            *
Claude S. Brinegar
 Director .......................................         1,000            *
Daniel B. Burke
 Director .......................................         2,000            *
Kathleen Foley Feldstein
 Director .......................................           700            *
Roger S. Hillas
 Director .......................................         2,362            *
E. Bradley Jones
 Director .......................................         1,000            *
David B. Lewis
 Director .......................................         1,200            *
John C. Marous
 Director .......................................           800            *
Raymond T. Schuler
 Director .......................................         7,788            *
David H. Swanson
 Director .......................................           441            *
David M. LeVan
 Director, President and Chief Executive Officer         86,107(1)         *
H. William Brown
 Senior Vice President--Finance and
 Administration .................................        87,137(1)         *
Bruce B. Wilson
 Senior Vice President--Law .....................        55,118(1)         *
Ronald J. Conway
 Senior Vice President--Operations ..............        16,689(1)         *
George P. Turner
 Senior Vice President--Automotive Service Group         26,101(1)         *
All Directors and Executive Officers as a Group         658,828(2)         *

------------

   *   Less than one percent.

   (1) For Messrs. Hagen, LeVan, Brown, Wilson, Conway, and Turner, respectively, includes options exercisable within 60 days to acquire 0, 33, 691, 55,639, 42,905, 9,250 and 16,107 Common Shares and 2,004,
       2,080, 2,061, 2,052, 2,002 and 1,737 ESOP Preferred Shares allocated to the accounts of the named officers pursuant to the ESOP. ESOP Preferred Shares are convertible into Common Shares at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of ESOP Preferred Shares is deemed to be ownership of an equal number of Common Shares.

   (2) Includes options exercisable within 60 days to acquire 341,897 Common Shares and 45,621 ESOP Preferred Shares allocated to the accounts of individual officers pursuant to the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation as of March 1, 1996.

   (3) Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder require that certain officers, directors and 10% beneficial owners of Common Shares file with the SEC, within specified time periods, reports concerning transactions in Conrail securities. According to the Conrail Annual Proxy Statement, based on Conrail's review of the filed forms or written representations that, in certain instances, no filing is required, Conrail believes that all Section 16(a) filing requirements during 1995 were complied with, except that one timely report by each of L. M. Passa and G. P. Turner failed to include certain shares acquired through dividend reinvestment, and one report reflecting the sale of shares by each of G. H. Kuhn and G. M. Williams after their respective status as Conrail officers ceased was not timely filed.

-------------------------------------------------------------------------------

                            ADDITIONAL INFORMATION

  If your Shares are held in the name of a bank or broker, only your bank or broker can vote your Shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST the Amendment Proposal and the Adjournment Proposal by executing the GOLD proxy card today. If you have any questions or require any assistance in voting your Shares, please call:


                                  GEORGESON
                                & COMPANY INC.


                              Wall Street Plaza
                           New York, New York 10005

                         Call Toll Free: 800-223-2064

                     Banks and Brokers call: 212-440-9800

-------------------------------------------------------------------------------

FORM OF PROXY
                         PROXY SOLICITED ON BEHALF OF
                     NORFOLK SOUTHERN CORPORATION FOR THE
               SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.
                         TO BE HELD NOVEMBER 14, 1996

   The undersigned hereby constitutes and appoints David R. Goode, Henry C. Wolf and James C. Bishop, Jr., and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned, and to vote all shares of common stock, par value $1.00 per share ("Common Shares"), of Conrail Inc. ("Conrail") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders of Conrail scheduled to be held on Thursday, November 14, 1996, at 5:00 p.m., Eastern Standard Time, at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at any adjournments, postponements or reschedulings thereof, on all matters coming before the Special Meeting.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE VOTING OF COMMON SHARES, THIS PROXY WILL BE VOTED AGAINST THE PROPOSALS DESCRIBED BELOW. The persons listed above cannot vote your Common Shares unless you sign and return this card.

                                               (Continued on the reverse side)

                      (Continued from the reverse side)

 [X] Please mark your vote as in this example

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST BOTH OF THE FOLLOWING PROPOSALS:

   1. The Proposal of the Conrail Board of Directors to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]

   2. The Proposal of the Conrail Board of Directors to adjourn the Special Meeting.

                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]


   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


                                      Dated:                  ,1996
                                            ------------------


                                      -----------------------------
                                      Signature(s) (Title, if any)


                                      -----------------------------
                                      Signature if held jointly

                                      Note: Please sign exactly as name
                                      appears hereon. Joint owners should
                                      each sign. When signing as attorney
                                      executor, administrator, trustee or
                                      guardian, please give full title
                                      as such.

FORM OF INSTRUCTION

                         PROXY SOLICITED ON BEHALF OF
                         NORFOLK SOUTHERN CORPORATION
           FOR THE SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.
                         TO BE HELD NOVEMBER 14, 1996

                        CONSOLIDATED RAIL CORPORATION
                      MATCHED SAVINGS PLAN (THE "PLAN")
                             VOTING INSTRUCTIONS
                    TO: FIDELITY MANAGEMENT TRUST COMPANY

   The undersigned hereby instructs the Fidelity Management Trust Company to vote (or cause to be voted) all shares of Series A ESOP Junior Convertible Preferred Stock (the "ESOP Preferred Shares") and common stock, par value $1.00 per share (the "Common Shares") of Conrail Inc. ("Conrail") under the Plan at the Special Meeting of Shareholders scheduled to be held on Thursday, November 14, 1996, at 5:00 p.m., Eastern Standard Time, at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at any adjournments, postponements or reschedulings thereof, on the Proposals relating to, among other things, the amendment of the Articles of Incorporation of Conrail and the adjournment of the Special Meeting, and on all other matters coming before the Special Meeting.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. IF FIDELITY MANAGEMENT TRUST COMPANY DOES NOT RECEIVE THIS FORM OF INSTRUCTION, MARKED TO SHOW YOUR INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY, BY TUESDAY, NOVEMBER 12, 1996, THE ESOP PREFERRED SHARES AND COMMON SHARES ALLOCATED TO YOUR PLAN ACCOUNT, TOGETHER WITH A PERCENTAGE OF ESOP PREFERRED SHARES AND COMMON SHARES NOT ALLOCATED TO ANY PARTICIPANT'S ACCOUNT UNDER THE PLAN, WILL BE VOTED BY FIDELITY MANAGEMENT TRUST COMPANY IN THE SAME PROPORTION AS THOSE FOR WHICH FIDELITY MANAGEMENT TRUST COMPANY RECEIVED INSTRUCTIONS FROM PARTICIPANTS.

   In its or their discretion, the proxy or proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                               (Continued on the reverse side)

                        (Continued from reverse side)

 [X] Please mark your instructions as in this example

                    PLEASE MARK, SIGN, DATE AND RETURN THE
                             FORM OF INSTRUCTION
                     PROMPTLY USING THE ENCLOSED ENVELOPE

   This Form of Instruction when properly executed will result in Fidelity Management Trust Company voting your ESOP Preferred Shares and Common Shares (or causing such shares to be voted) in the manner directed herein by the undersigned participant in the Plan.

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST BOTH
PROPOSALS:

   1. The Proposal to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]

   2. The Proposal to adjourn the Special Meeting.

                  AGAINST  [ ]     FOR  [ ]     ABSTAIN  [ ]


                                      Dated:                  ,1996
                                             -----------------


                                      -----------------------------
                                      Signature(s) (Title, if any)


                                      -----------------------------
                                      Signature if held jointly

                                      Note: Please sign exactly as name
                                      appears hereon. Joint owners should
                                      each sign. When signing as attorney
                                      executor, administrator, trustee or
                                      guardian, please give full title
                                      as such.